Exhibit 10.2

October 28, 2021

Modified November 1, 2021

VIA EMAIL

Derek Chalmers

Re:     Separation Agreement

Dear Derek:

We have mutually agreed that you will transition as CEO and this letter sets forth the substance of the Separation Agreement (the “Separation Agreement” or “Agreement”) which Cara Therapeutics, Inc. (the “Company”) is offering to aid in your employment transition. You may review and comment on the press release regarding the transition.

1.          Separation. Your last day of work with the Company and your employment termination date will be November 8, 2021 (the “Separation Date”). You and the Company agree that, as of the Separation Date, you will be deemed to have resigned from your position on the Board of Directors of the Company.

2.          Accrued Salary and Vacation. On or before the next business day after the Separation Date, the Company will pay you all accrued salary and, if required under the Company’s current policies, any accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You will receive these payments regardless of whether or not you sign this Agreement.

3.          Severance. Both parties acknowledge and agree that you are eligible to receive the severance benefits described in Section 6.1 of the Executive Employment Agreement between you and the Company dated February 5, 2014 (the “Employment Agreement”) provided you comply with the obligations of Sections 6.1(b) and (c) of the Employment Agreement within the timelines set forth therein. However, if you (a) execute this Agreement within three (3) business days of receipt; (b) execute the Updated Release of Claims attached to this Agreement as Exhibit A and made a part of this Agreement (the “Updated Release”) on or within twenty-one (21) days after the Separation Date, but no earlier than the Separation Date, and do not revoke your acceptance; and (c) comply with your obligations under this Agreement (Subsections (a) through (c), the “Enhanced Severance Requirements”), then the Company will provide you with the following enhanced severance benefit package (the “Enhanced Severance Benefits”), which is greater than what is set forth in the Employment Agreement.

a.          The Company will make severance payments to you in the form of continuation of your base salary in effect on the Separation Date for twelve (12) months following the Effective Date, as defined in the Updated Release (the “Salary Continuation”). The Salary Continuation will be subject to standard payroll deductions and withholdings. The first payment of the Salary Continuation will be made on the day that is sixty (60) days following the Separation Date (the “Severance Pay Commencement Date”), provided the Company has received the executed Updated Release from you on or before that date and that the Updated Release is no longer subject to revocation. On the Severance Pay Commencement Date, the Company will pay in a lump sum the aggregate amount of the Salary Continuation under this Section 3(a) that the Company would have paid you through such date had the payments commenced on the Effective Date through the Severance Pay Commencement Date. The remaining installments will occur on the Company’s regularly scheduled payroll dates thereafter.

b.          If you timely elect continued coverage under COBRA under the Company’s group health plans, then, as an additional severance benefit, the Company will pay your full COBRA premiums to continue your coverage (including coverage for eligible dependents, if applicable) in effect for yourself (and your eligible dependents, if applicable) until the earliest of: (A) twelve (12) months after the Effective Date; (B) the expiration of your eligibility for the continuation coverage under COBRA; or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period” and such severance benefit, the “COBRA Severance Benefit”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then provided you remain eligible for reimbursement in accordance with this Section 3(b), in lieu of providing the COBRA premiums, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings for the remainder of the COBRA Payment Period. If you become eligible for coverage under another employer's group health plan through self-employment or otherwise cease to be eligible for COBRA during the period provided in this clause, you must immediately notify the Company of such event, and all payments and obligations under this Section will cease.

c.          The Company will pay you an amount equal to your full 2021 Target Bonus, as that term is defined in the Employment Agreement (the “Bonus Severance Payment”). The Bonus Severance Payment shall be subject to standard payroll deductions and withholdings and will be paid in a lump sum when annual bonuses are otherwise paid on or before March 15, 2022.

d.          The Company will, effective immediately upon the Separation Date, retain you as a nonemployee consultant through June 30, 2022, unless earlier terminated by you or the Company (the “Consulting Period”), to perform such services as may be requested by you through the Company’s Chief Executive Officer only. The requested services shall be reasonable and shall not interfere with your other professional obligations. In this capacity, you will receive $400 per hour, to a maximum of twenty (20) hours per month, payable within thirty (30) days of the Company’s receipt of an invoice for the services rendered by you for a specific month. You will receive a Form 1099 for consulting fees paid to you under this Section. Either you or the Company may terminate the Consulting Period for any reason upon sixty (60) days’ notice. The Company may terminate the Consulting Period immediately if you materially breach any obligations under this Agreement or any other agreement between you and the Company.

e.          The Company will provide enhanced vesting and exercise rights for your equity awards as described in Section 7 below. For purposes of the vesting of your Time-Based Equity (as defined below) you will be deemed to be in Continuous Service (as defined in the Company’s 2014 Equity Incentive Plan (the “Plan”)) during the Consulting Period, and therefore your Time-Based Equity will continue to vest through the Consulting Period.

f.          The Company will agree to modify the definition of “Conflicting Services” as defined in Section 3 of your Employee Non-Solicitation and Non-Competition Agreement to the following: “Conflicting Services” means the provision of services to any business focused on the discovery and development of Kappa Opioid Agonists or any business focused on the discovery and development of products for the treatment of pruritis. Where Conflicting Services is part of a larger business involving both Conflicting Services and non- Conflicting Services, the restrictions in this Section 3 shall apply only to that part of the business that involves the management, sales, marketing, production, research or development of Conflicting Services.

4.          Failure to Timely Sign this Agreement. You have three (3) business days to consider this Agreement which you received on October 28, 2021. In the event you do not timely sign this Agreement, you will not be eligible for the Enhanced Severance Benefits. If you nevertheless then execute the Release Agreement attached to this Agreement as Exhibit B (the “Release Agreement”) within twenty-one (21) days of the Separation Date, but no earlier than the Separation Date, and do not revoke your acceptance, then, in accordance with Section 6.1 of the Employment Agreement, the Company will provide the following payments and benefits (the “Contractual Severance Benefits”):

a.          The Company will provide you with the Salary Continuation as stated in and paid according to the terms of Section 3(a), except that the term “Effective Date” shall be as defined in the Release Agreement and references to the “Updated Release” shall instead reference the Release Agreement.

b.          The Company will provide you with the COBRA Severance Benefit as stated in and provided according to the terms of Section 3(b).

c.          The Company will pay you an amount equal to your 2021 Target Bonus, as that term is defined in the Employment Agreement, prorated to reflect your employment between January 1, 2021 and the Separation Date (the “Contractual Bonus Severance Payment”). The Contractual Bonus Severance Payment shall be subject to standard payroll deductions and withholdings and will be paid in a lump sum when annual bonuses are otherwise paid on or before March 15, 2022.

5.	Section 409A.

a.          Notwithstanding anything to the contrary herein, the following provisions apply to the extent severance benefits provided herein are subject to Section 409A of the Internal Revenue Code (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”). The payments and benefits under this Agreement are intended to qualify for exemptions from the application of Section 409A, and to the extent not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A to the extent necessary to avoid taxation under Section 409A. Severance benefits shall not commence until you have a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “separation from service”). Each installment of severance benefits is a separate “payment” for purposes of Treas. Reg. Section 1.409A-2(b)(2)(i), and the severance benefits are intended to satisfy the exemptions from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9). Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your separation from service to be a “specified employee” for purposes of Section 409A, and if any of the payments upon separation from service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation,” then, to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Section 409A and the related adverse taxation under Section 409A, such payments shall not be provided to you prior to the earliest of (i) the expiration of the six-month period measured from the date of separation from service, (ii) the date of your death, or (iii) such earlier date as permitted under Section 409A without the imposition of taxation under Section 409A. The parties acknowledge that the exemptions from application of Section 409A to severance benefits are fact specific, and any later amendment of this Agreement to alter the timing, amount or conditions that will trigger payment of severance benefits may preclude the ability of severance benefits provided under this Agreement to qualify for an exemption.

b.          It is intended that this Agreement shall comply with the requirements of Section 409A, and any ambiguity contained herein shall be interpreted in such manner so as to avoid adverse personal tax consequences under Section 409A. Notwithstanding the foregoing, the Company shall in no event be obligated to indemnify you for any taxes or interest that may be assessed by the Internal Revenue Service pursuant to Section 409A of the Code to payments made pursuant to this Agreement.

6.          Health Plans. If you are currently participating in the Company’s group health insurance plans, your participation as an employee will end on the Separation Date. Thereafter, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense, subject to Section 3(b). Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.

7.	Equity.

a.          You and the Company acknowledge that you have been granted certain equity during your employment, as set forth in Exhibit C.

b.          With regard to the Options and Time-Based RSUs (each, as defined in and set forth in Exhibit C, and collectively referred to herein as the “Time-Based Equity”), which were granted pursuant to the Plan and stock award agreements and any other documents between you and the Company setting forth the terms of the Time-Based Equity (the “Time-Based Equity Documents”), vesting will cease as of the end of the Consulting Period under the terms of the Time-Based Equity Documents. Notwithstanding the terms of the Plan or any of the Time-Based Equity Documents to the contrary, if you comply fully with the Enhanced Severance Requirements, then the unvested portion of the Time-Based Equity awards that would have vested in the twelve (12) month period following the end of the Consulting Period, had you remained in continuous service with the Company during such twelve (12) month period, will be automatically vested as of the end of the Consulting Period. Your rights to exercise your Options as to any vested shares will be as set forth in the Time-Based Equity Documents, and as may be modified by Section 7(c) below.

c.          Notwithstanding anything to the contrary in the Plan or the Time-Based Equity Documents, if you comply fully with the Enhanced Severance Requirements, then the Options may be exercised as to any vested shares subject to the Options through the earlier of: (i) the date that is eighteen (18) months following your Separation Date or (ii) the original expiration date applicable to each of the Options, unless terminated earlier in accordance with the terms of the Plan and Time-Based Equity Documents. Except as provided in this Agreement, all terms, conditions and limitations applicable to the Options will remain in full force and effect pursuant to the Plan and Time-Based Equity Documents; provided however, you acknowledge that this Section 7 sets forth the full agreement between the parties as to the treatment of your Options as of the Separation Date and that you are not entitled to any other options to purchase shares of the Company. The Company makes no representations or guarantees regarding the status of your Options as incentive stock options (“ISOs”). You understand and agree that to the extent any of the Options granted as an ISO is “in-the-money” (the fair market value of the underlying shares is greater than the exercise price of the Option), as of the Separation Date, such Option will be treated as a non-qualified stock option (“NSO”) for federal tax purposes. No shares of the Company will be issued to you in respect of any Option treated as an NSO unless and until you satisfy such tax obligations. You acknowledge that the Company is not providing tax advice to you and that you have been advised by the Company to seek independent tax advice with respect to the exercise and modification of the Options.

d.          With regard to the Performance-Based RSUs (as defined in and set forth in Exhibit C), which are subject to certain Performance Milestones (as defined below), and which were granted pursuant to the Plan and stock award agreements and any other documents between you and the Company setting forth the terms of the Performance-Based RSUs (the “Performance- Based RSU Documents”), notwithstanding the terms of the Plan or any of the Performance-Based RSU Documents to the contrary, if you comply fully with the Enhanced Severance Requirements, then the period in which to achieve (i) confirmation of TDAPA status and receipt of HCPCS code for IV Korsuva, (ii) screening of the first patient for the AD P3 trial, and (iii) dosing of the first patient for the AD P3 trial (such milestones referred to collectively as the “Performance Milestones”) shall be extended through March 31, 2022; if the Performance Milestones are achieved on or before March 31, 2022, then the Performance-Based RSUs shall vest; if, however, the Performance Milestones are not achieved by March 31, 2022, then the Performance-Based RSUs shall terminate and be forfeited immediately.

8.          Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

9.          Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for reasonable business expenses pursuant to its regular business practice.

10.          Deletion of Company Documents. By the Separation Date, you agree to delete (and to confirm, in writing, that you have deleted) all Company documents (and all copies thereof) from any device or any Company property that you have in your possession, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Receipt of either the Contractual Severance Benefits or the Enhanced Severance Benefits is expressly conditioned upon deletion of Company documents.

11.          Confidential Information and Post-Termination Obligations. Both during and after your employment you acknowledge your continuing obligations (as modified in Section 3(f) herein) under your Employee Non-Solicitation and Non-Competition Agreement (attached as Exhibit D) and your At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (attached as Exhibit E) not to use or disclose any confidential or proprietary information of the Company and to refrain from certain solicitation and competitive activities. If you have any doubts as to the scope of the restrictions in these agreements, you should contact Martin Vogelbaum immediately to assess your compliance. As you know, the Company will enforce its contract rights. Please familiarize yourself with the enclosed agreements which you signed. Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

12.          Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

13.          Non-Disparagement. Both you and the Company agree not to disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company’s obligations under this Section are limited to Company representatives with knowledge of this provision. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

14.          Cooperation after Termination. During the time that you are receiving payments and other benefits under this Agreement, you agree to cooperate fully with the Company in all matters relating to the transition of your work and responsibilities on behalf of the Company, including, but not limited to, any present, prior or subsequent relationships and the orderly transfer of any such work and institutional knowledge to such other persons as may be designated by the Company, by making yourself reasonably available during regular business hours.

15.          Release by You. In exchange for the payments and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims or demands related to or arising from the Employment Agreement; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims you are releasing and waiving in this Agreement include, but are not limited to, any and all Claims that any of the Company Parties:

•	has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

•	has discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Connecticut Fair Employment Practices Act; the Connecticut Family and Medical Leave Act; the Connecticut Whistleblower Law; the Connecticut Free Speech Law; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; and the National Labor Relations Act;

•	has violated any statute, public policy or common law (including but not limited to Claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel).

Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed and you are not releasing any right of indemnification you may have for any liabilities arising from your actions within the course and scope of your employment with the Company or within the course and scope of your role as an officer of the Company. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation and unemployment compensation benefits laws and your right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.

16.          Your Acknowledgments and Affirmations. You acknowledge and agree that (i) the consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled; (ii) that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim; (iii) you have been given sufficient time to consider this Agreement and consult an attorney or advisor of your choosing; and (iv) you are knowingly and voluntarily executing this Agreement waiving and releasing any Claims you may have as of the date you execute it. You affirm that all of the decisions of the Company Parties regarding your pay and benefits through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties. You further affirm that you have no known workplace injuries or occupational diseases.

17.          Release by the Company. In exchange for you timely executing and returning this Agreement to the Company, and fully complying with your obligations to the Company as provided herein, the Company hereby releases and forever discharges the Employee Parties, of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law; provided, however, that this release shall not extend to: (i) any claims arising after the date this Agreement is signed, including without limitation any claims for breach of this Agreement; (ii) claims arising at any time from your fraud; or (iii) claims arising at any time from your misappropriation of the Company’s trade secrets.

18.          No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

19.          Breach. You agree that upon any material breach of this Agreement you will forfeit all amounts paid or owing to you under this Agreement. Further, you acknowledge that it may be impossible to assess the damages caused by your violation of the terms of Sections 10, 11, 12 and 13 of this Agreement and further agree that any threatened or actual violation or breach of those Sections of this Agreement will constitute immediate and irreparable injury to the Company. You therefore agree that any such breach of this Agreement is a material breach of this Agreement, and, in addition to any and all other damages and remedies available to the Company upon your breach of this Agreement, the Company shall be entitled to an injunction to prevent you from violating or breaching this Agreement. Both parties agree that in any legal or equitable action under this Agreement, the non-prevailing party shall pay all of the costs, including reasonable attorneys’ fees, incurred in enforcing the terms of this Agreement.

20.          Legal Fees Incurred in Negotiating the Agreement. The Company shall pay for the reasonable legal fees incurred in negotiating and drafting this Agreement, up to a maximum of $5,000. The Company shall promptly make payment directly to your legal advisor upon invoicing.

21.          Miscellaneous. This Agreement, including Exhibits A, B, C, D, and E, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Connecticut as applied to contracts made and to be performed entirely within Connecticut.

If this Agreement is acceptable to you, please sign and date below within three (3) business days after your receipt of this Agreement, and then send me the fully signed Agreement.

I thank you for your efforts to date on behalf of the Company and wish you good luck in your future endeavors.

[Signatures to follow on next page]

Sincerely,

CARA THERAPEUTICS, INC.

By:	/s/ Martin Vogelbaum

Name: Martin Vogelbaum

Title:          Chair of the Compensation Committee of the Board of Directors

AGREED TO AND ACCEPTED:

/s/ Derek Chalmers
Derek Chalmers

Exhibit A – Updated Release of Claims

Exhibit B – Release Agreement

Exhibit C – Options, Time-Based RSUs and Performance-Based RSUs

Exhibit D – Employee Non-Solicitation and Non-Competition Agreement

Exhibit E – At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement

Exhibit A
Updated Release of Claims

Cara Therapeutics, Inc. (the “Company”) and Derek Chalmers (the “Employee”) entered into a Separation Agreement dated October 28, 2021 (the “Agreement”). Except as otherwise stated herein, capitalized terms shall have the meanings ascribed to them in the Agreement. The parties to that Agreement hereby further agree as follows:

1.          A blank copy of this Updated Release of Claims (“Updated Release”) was attached to the Agreement as Exhibit A, which Employee received on October 28, 2021.

2.          In consideration of the provision to the Employee of the Enhanced Severance Benefits, as defined in and described in Section 3 of the Agreement, for which the Employee becomes eligible only if the Employee timely signs both the Agreement and this Updated Release and does not revoke the Employee’s acceptance of this Updated Release, the Employee, on behalf of the Employee and, to the extent permitted by law, on behalf of the Employee’s spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on the Employee’s behalf (collectively, the “Employee Parties”), hereby generally and completely releases, acquits and forever discharges the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Updated Release, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Employee’s employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company; vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims or demands related to or arising from the Employment Agreement; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims the Employee is releasing and waiving in this Updated Release include, but are not limited to, any and all Claims that any of the Company Parties:

*          has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

*          has discriminated against the Employee on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: the Age Discrimination in Employment Act, as amended (“ADEA”); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Connecticut Fair Employment Practices Act; the Connecticut Family and Medical Leave Act; the Connecticut Whistleblower Law; the Connecticut Free Speech Law; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; and the National Labor Relations Act;

*          has violated any statute, public policy or common law (including but not limited to Claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to the Employee or any member of the Employee’s family and/or promissory estoppel).

Notwithstanding the foregoing, other than events expressly contemplated by this Updated Release, the Employee does not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed and the Employee is not releasing any right of indemnification the Employee may have for any liabilities arising from the Employee’s actions within the course and scope of the Employee’s employment with the Company or within the course and scope of the Employee’s role as an officer of the Company. Also excluded from this Updated Release are any Claims which cannot be waived by law, including, without limitation, any rights the Employee may have under applicable workers’ compensation and unemployment compensation benefits laws and the Employee’s right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Updated Release shall prevent the Employee from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. The Employee further understands this Updated Release does not limit the Employee’s ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Updated Release does not limit the Employee’s right to receive an award for information provided to the Securities and Exchange Commission, the Employee understands and agrees that, the Employee is otherwise waiving, to the fullest extent permitted by law, any and all rights the Employee may have to individual relief based on any Claims that the Employee has released and any rights the Employee has waived by signing this Updated Release. If any Claim is not subject to release, to the extent permitted by law, the Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Updated Release does not abrogate the Employee’s existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date the Employee executes this Updated Release pursuant to any such plan or agreement.

3.          The Employee acknowledges that the Employee is knowingly and voluntarily waiving and releasing any and all rights the Employee may have under the ADEA, as amended. The Employee also acknowledges and agrees that (i) the consideration given to the Employee in exchange for the waiver and release in this Updated Release is in addition to anything of value to which the Employee was already entitled, and (ii) that the Employee has been paid for all time worked, has received all the leave, leaves of absence and leave benefits and protections for which the Employee is eligible, and has not suffered any on-the-job injury for which the Employee has not already filed a Claim. The Employee affirms that all of the decisions of the Company Parties regarding the Employee’s pay and benefits through the date of the Employee’s execution of this Updated Release were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. The Employee affirms that the Employee has not filed or caused to be filed, and is not presently a party to, a Claim against any of the Company Parties. The Employee further affirms that the Employee has no known workplace injuries or occupational diseases. The Employee acknowledges and affirms that the Employee has not been retaliated against for reporting any allegation of corporate fraud or other wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law. The Employee further acknowledges and affirms that the Employee has been advised by this writing that: (a) the Employee’s waiver and release do not apply to any rights or Claims that may arise after the execution date of this Updated Release; (b) the Employee has been advised hereby that the Employee has the right to consult with an attorney prior to executing this Updated Release; (c) the Employee has been given twenty-one (21) days to consider this Updated Release (although the Employee may choose to voluntarily execute this Updated Release earlier, though not earlier than the Separation Date, and if the Employee does the Employee will sign the Consideration Period waiver below); (d) the Employee has seven (7) days following the Employee’s execution of this Updated Release to revoke this Updated Release; and (e) this Updated Release shall not be effective until the date upon which the revocation period has expired unexercised (the “Effective Date”), which shall be the eighth day after this Updated Release is executed by the Employee.

4.          The Company hereby extends the release given to Employee set forth in Section 17 of the Agreement through the date of this Updated Release.

5.          The parties agree that this Updated Release is a part of the Agreement.

[Signatures to follow on next page]

CARA THERAPEUTICS, INC.

By:
	Name:	Martin Vogelbaum
	Title:	Chair of the Compensation Committee of the Board of Directors

Derek Chalmers

CONSIDERATION PERIOD

I, Derek Chalmers, understand that I have the right to take at least 21 days to consider whether to sign this Updated Release, which I received on October 28, 2021. If I elect to sign this Updated Release before 21 days have passed, I understand I am to sign and date below this paragraph to confirm that I knowingly and voluntarily agree to waive the 21-day consideration period.

AGREED:

Signature

Date

Exhibit B
Release Agreement

This Release Agreement (“Release” or “Agreement”) is made by and between Derek Chalmers (“you”) and Cara Therapeutics, Inc. (the “Company”). A copy of this Release is an exhibit to the Separation Agreement between the Company and you dated October 28, 2021 (the “Separation Agreement”). Capitalized terms not defined in this Agreement carry the definition found in the Separation Agreement.

1.              Severance. In consideration for your execution, return and non-revocation of this Release on or after your Separation Date, the Company will provide you with the Contractual Severance Benefits as defined in and paid according to the terms of Section 4 of the Separation Agreement (the “Severance”).

2.              Release. In exchange for the payments and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company; vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims or demands related to or arising from the Employment Agreement; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims you are releasing and waiving in this Agreement include, but are not limited to, any and all Claims that any of the Company Parties:

•	has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

•	has discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: the Age Discrimination in Employment Act, as amended (“ADEA”); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Connecticut Fair Employment Practices Act; the Connecticut Family and Medical Leave Act; the Connecticut Whistleblower Law; the Connecticut Free Speech Law; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; and the National Labor Relations Act;

•	has violated any statute, public policy or common law (including but not limited to Claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel).

Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed and you are not releasing any right of indemnification you may have for any liabilities arising from your actions within the course and scope of your employment with the Company or within the course and scope of your role as an officer of the Company. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation and unemployment compensation benefits laws and your right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.

3.              Your Acknowledgments and Affirmations/ Effective Date of Agreement. You acknowledge that you are knowingly and voluntarily waiving and releasing any and all rights you may have under the ADEA, as amended. You also acknowledge and agree that (i) the consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled, and (ii) that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim. You affirm that all of the decisions of the Company Parties regarding your pay and benefits through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties. You further affirm that you have no known workplace injuries or occupational diseases. You acknowledge and affirm that you have not been retaliated against for reporting any allegation of corporate fraud or other wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law. You further acknowledge and affirm that you have been advised by this writing that: (a) your waiver and release do not apply to any rights or Claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c) you have been given twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier, but no earlier than the Separation Date); (d) you have seven (7) days following your execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired unexercised (the “Effective Date”), which shall be the eighth day after this Agreement is executed by you.

4.              Return of Company Property. By the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer- recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Please coordinate return of Company property with Martin Vogelbaum. Receipt of the Severance described in Section 1 of this Agreement is expressly conditioned upon return of all Company property.

5.              Confidential Information and Post-Termination Obligations. Both during and after your employment you acknowledge your continuing obligations under your Employee Non-Solicitation and Non-Competition Agreement (which was attached to the Separation Agreement as Exhibit D) and your At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (which was attached to the Separation Agreement as Exhibit E) not to use or disclose any confidential or proprietary information of the Company and to refrain from certain solicitation and competitive activities. If you have any doubts as to the scope of the restrictions in these agreements, you should contact Martin Vogelbaum immediately to assess your compliance. As you know, the Company will enforce its contract rights. Please familiarize yourself with the enclosed agreements which you signed. Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

6.              Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

7.              Non-Disparagement. Both you and the Company agree not to disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company’s obligations under this Section are limited to Company representatives with knowledge of this provision. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

8.              Cooperation after Termination. During the time that you are receiving payments and other benefits under this Agreement, you agree to cooperate fully with the Company in all matters relating to the transition of your work and responsibilities on behalf of the Company, including, but not limited to, any present, prior or subsequent relationships and the orderly transfer of any such work and institutional knowledge to such other persons as may be designated by the Company, by making yourself reasonably available during regular business hours.

9.              No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

10.            Breach. You agree that upon any breach of this Agreement you will forfeit all amounts paid or owing to you under this Agreement. Further, you acknowledge that it may be impossible to assess the damages caused by your violation of the terms of Sections 4, 5, 6 and 7 of this Agreement and further agree that any threatened or actual violation or breach of those Sections of this Agreement will constitute immediate and irreparable injury to the Company. You therefore agree that any such breach of this Agreement is a material breach of this Agreement, and, in addition to any and all other damages and remedies available to the Company upon your breach of this Agreement, the Company shall be entitled to an injunction to prevent you from violating or breaching this Agreement. You agree that if the Company is successful in whole or part in any legal or equitable action against you under this Agreement, you agree to pay all of the costs, including reasonable attorneys’ fees, incurred by the Company in enforcing the terms of this Agreement.

11.            Miscellaneous. This Agreement, along with the Employee Non-Solicitation and Non-Competition Agreement and the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Connecticut as applied to contracts made and to be performed entirely within Connecticut.

[signatures to follow on next page]

CARA THERAPEUTICS, INC.

By:
	Name:	Martin Vogelbaum
	Title:	Chair of the Compensation Committee of the Board of Directors

Derek Chalmers

CONSIDERATION PERIOD

I, Derek Chalmers, understand that I have the right to take at least 21 days to consider whether to sign this Release Agreement, which I received on October 28, 2021. If I elect to sign this Release Agreement before 21 days have passed, I understand I am to sign and date below this paragraph to confirm that I knowingly and voluntarily agree to waive the 21-day consideration period.

AGREED:

Signature

Date

Exhibit C

Options, Time-Based RSUs and Performance-Based RSUs

Option Awards

Grant date	Vested	Unvested		Option Exercise Price	Option Expiration Date
1/30/2014	80,000	-		$11.00	1/30/2024
6/15/2015	165,000	-		10.82	6/15/2025
3/30/2016	194,000	-		6.00	3/30/2026
3/8/2017	225,000	-		17.41	3/8/2027
3/9/2018	167,968	19,532	(1)	14.39	3/9/2028
3/6/2019	151,770	83,230	(1)	16.10	3/6/2029
2/24/2020	41,666	58,334	(1)	16.36	2/24/2030
3/30/2021	12,875	90,125	(1)	20.59	3/30/2031

(1) Shares underlying these stock options (the “Options”) vest monthly over a four-year period from the grant date, subject to the executive officer’s continuous service through each such date.

Time-Based RSUs

Grant date		Vested	Unvested
2/24/2020	(2)	16,666	33,334
3/30/2021	(2)	-	52,000

(2) Awards in this column consist of time-based restricted stock units (the “Time-Based RSUs”) that vest in three equal annual installments on the first, second and third anniversary date of the grant, subject to the officer’s continuous employment with the Company.

Performance-Based RSUs

Grant date(3)		Unvested
3/30/2021	(3)	44,666

(3) Awards in this column consist of performance-based restricted stock units (the “Performance-Based RSUs”) that were unvested as of October 28, 2021 that are scheduled to vest as follows: 17,333 upon confirmation of TDAPA status and receipt of HCPCS code for IV Korsuva; 17,333 upon on screening first patient for AD P3 trial by 12/31/21; and 10,000 upon dosing first patient for AD P3 trial by 12/31/21.

Exhibit D

Employee Non-Solicitation and Non-Competition Agreement

CARA THERAPEUTICS, INC.

EMPLOYEE

NON-SOLICITATION AND NON-COMPETITION AGREEMENT

In consideration of my employment or continued employment by CARA THERAPEUTICS, INC. its subsidiaries, parents, affiliates, successors and assigns (together, the “Company”) and the compensation now and hereafter paid to me, I hereby enter into this Employee Non-Solicitation and Non-Competition Agreement (the “Agreement”) and agree as follows:

1.  DUTY OF LOYALTY DURING EMPLOYMENT. I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, my employment by the Company.

2. NO SOLICITATION OF EMPLOYEES, CONSULTANTS, CONTRACTORS, OR CUSTOMERS OR POTENTIAL CUSTOMERS. I agree that during the period of my employment and for the one (1) year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by the Company, and for any extension of such period pursuant to Section 7.3, if applicable, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of the Company:

2.1  solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any employee of the Company to terminate his or her relationship with the Company;

2.2  hire, employ, or engage in business with or attempt to hire, employ, or engage in business with any person employed by the Company or who has left the employment of the Company within the preceding three (3) months or discuss any potential employment or business association with such person, even if I did not initiate the discussion or seek out the contact;

2.3  solicit, induce or attempt to induce any Customer or Potential Customer, or any consultant or independent contractor with whom I had direct or indirect contact or whose identity I learned as a result of my employment with the Company, to terminate, diminish, or materially alter in a manner harmful to the Company its relationship with the Company; or

2.4  solicit, perform, provide or attempt to perform or provide any Conflicting Services (as defined in Section 3 below) for a Customer or Potential Customer.

The parties agree that for purposes of this Agreement, a “Customer or Potential Customer” is any person or entity who or which, at any time during the one (1) year prior to either the date on which any of the actions specified in this Section 2 occurs (if I am still employed by the Company) or the one (1) year prior to the date my employment with the Company ends if I am no longer employed, (i) contracted for, was billed for, or received from the Company any product, service or process with which I worked directly during my employment by the Company or about which I acquired Proprietary Information (as defined in Section 3(b)); (ii) had business with the Company that I managed; (iii) was in contact with me or in contact with any other employee, owner, or agent of the Company, of which contact I was or should have been aware, concerning any product, service or process with which I worked directly or indirectly during my employment with the Company or about which I acquired Proprietary Information; or (iv) was solicited by the Company in an effort in which I was involved or of which I was or should have been aware.

3. NON-COMPETE PROVISION. I acknowledge that, in the course of my employment with the Company (and any predecessor thereof), I have and will become familiar with the trade secrets, business plans and business strategies and with other Proprietary Information concerning the Company and that my services shall be of special, unique and extraordinary value to the Company. Therefore, I agree that for the one (1) year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by the Company (as extended pursuant to Section 7.3, if applicable), I will not, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity solicit, perform, or provide, or attempt to perform or provide Conflicting Services anywhere in the United States, nor will I assist another person to solicit, perform or provide or attempt to perform or provide Conflicting Services anywhere in the United States.

(a) The parties agree that for purposes of this Agreement, “Conflicting Services” means any product, service, or process or the research and development thereof, of any person or organization other than the Company that directly competes with a product, service, or process of the Company with which I worked directly or indirectly during my employment by the Company or about which I acquired Proprietary Information during my employment by the Company. Where Conflicting Services is part of a larger business involving both Conflicting Services and non-Conflicting Services, the restrictions in this Section 3 shall apply only to that part of the business that involves the management, sales, marketing, production, research or development of Conflicting Services.

1

(b) The term “Proprietary Information” will mean any and all confidential and/or proprietary knowledge, data or information of the Company, its affiliates, parents and subsidiaries, which has economic value as a result of its remaining confidential, whether having existed, now existing, or to be developed during my employment, including information developed by me. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all Proprietary Rights therein (collectively, “Inventions”); (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, and purchasing; (c) information regarding Customers and Potential Customers of the Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by the Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to Customers and Potential Customers of the Company and other non-public information relating to Customers and Potential Customers; (d) information regarding any of the Company’s business partners and their services, including names; representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by the Company, and other non-public information relating to business partners; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information which a competitor of the Company could use to the competitive disadvantage of the Company.

4. REASONABLENESS OF RESTRICTIONS.

4.1  I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by the Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.

4.2  In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I and the Company agree that the court shall read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.

4.3  If the court declines to enforce this Agreement in the manner provided in subsection 4.2, I and the Company agree that this Agreement will be automatically modified to provide the Company with the maximum protection of its business interests allowed by law and I agree to be bound by this Agreement as modified.

5.  NO CONFLICTING AGREEMENT OR OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6.  RETURN OF COMPANY PROPERTY. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement if requested to do so by the Company.

7. LEGAL AND EQUITABLE REMEDIES.

7.1  I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company and the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement.

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7.2  I agree that if the Company is successful in whole or in part in any legal or equitable action against me under this Agreement, the Company shall be entitled to payment of all costs, including reasonable attorney’s fees, from me.

7.3  In the event the Company enforces this Agreement through a court order, I agree that the restrictions of Sections 2 and 3 shall remain in effect for a period of twelve (12) months from the effective date of the Order enforcing the Agreement.

8.  NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9.  NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

10.1 Governing Law; Consent to Personal Jurisdiction.

This Agreement will be governed by and construed according to the laws of the State of Connecticut as such laws are applied to agreements entered into and to be performed entirely within the State of Connecticut between Connecticut residents. I hereby expressly consent to the personal jurisdiction and venue of the state and federal courts located in the State of Connecticut for any lawsuit filed there against me by Company arising from or related to this Agreement.

10.2 Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

10.3  Successors and Assigns. This Agreement is for my benefit and the benefit of the Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives.

10.4 Survival. The provisions of this Agreement will survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by the Company to any successor in interest or other assignee.

10.5 Employment At-Will. I agree and understand that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by the Company, nor will it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause or advance notice.

10.6  Waiver. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.

10.8  Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us, including Sections 4, 5, 6, and 7 of my At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (“Confidential Information Agreement”). Except for Sections 4, 5, 6 and 7 of the Confidential Information Agreement, all other provisions of the Confidential Information Agreement will remain in full force and effect. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. I acknowledge that the Company and I have entered into a separate Employment Agreement and, a separate Confidential Information Agreement. Except for Sections 4, 5, 6, and 7 in the Confidential Information Agreement that are superseded as noted above, these separate agreements govern other aspects of the relationship between the parties, have or may have provisions that survive termination of my employment and may be amended or superseded by the parties without regard to this Agreement and are enforceable according to their terms without regard to the enforcement provision of this Agreement.

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This Agreement will be effective as of February 5, 2014.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

/s/ Derek Chalmers
Derek Chalmers
(Signature)

Derek Chalmers
Derek Chalmers
(Printed Name)

ACCEPTED AND AGREED TO:

CARA THERAPEUTICS, INC.

By:	/s/ Martin Vogelbaum
Name: Martin Vogelbaum
Title: Director

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Exhibit E

CARA THERAPEUTICS, INC.

AT WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT,

AND ARBITRATION AGREEMENT

As a condition of my employment with Cara Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.       At-Will Employment.

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

2.       Confidential Information.

A.       Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company, except under a nondisclosure agreement duly authorized and executed by the Company. I understand that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. I further understand that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

B.       Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

C.       Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3. Inventions.

A.      Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or service a Prior Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

B.     Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

C.       Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

D.       Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

E.        Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

4.       Conflicting Employment.

I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation or consulting directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

5.       Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 3.D. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

6.       Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7.       Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

8.     Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto.

9.       Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

10.        Arbitration and Equitable Relief.

A.          Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT OR ANY CLAIMS ARISING OUT OF ANY FEDERAL, STATE OR LOCAL ANTI- DISCRIMINATION STATUTE, SHALL BE SUBJECT TO BINDING ARBITRATION. THE DEMAND FOR ARBITRATION SHALL BE MADE WITHIN A REASONABLE TIME AFTER THE CLAIM, DISPUTE OR OTHER MATTER IN QUESTION HAS ARISEN, AND IN ANY EVENT SHALL NOT BE MADE AFTER THE DATE WHEN INSTITUTION OF LEGAL OR EQUITABLE PROCEEDINGS, BASED ON SUCH CLAIM, DISPUTE OR OTHER MATTER IN QUESTION, WOULD BE BARRED BY THE APPLICABLE STATUTE OF LIMITATIONS. THE PLACE OF ARBITRATION SHALL BE NEW YORK, NEW YORK.

B.          Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. I UNDERSTAND THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT I SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION I INITIATE.

C.          Remedy. EXCEPT AS PROVIDED BY THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

D.          Availability of Injunctive Relief. I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS FEES.

E.          Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

F.          Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

11.       General Provisions.

A.       Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Connecticut. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Connecticut for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

B.       Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President of the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

C.       Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

D.       Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date: 07/02/04

Signature	/s/ Derek Chalmers

Name of Employee (typed or printed) Derek Chalmers

Witness:

Signature	/s/ Stephane Levy

Name (typed or printed) Stephane Levy

Exhibit A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief
Description

X  No inventions or improvements

Additional Sheets Attached

Signature of Employee:	/s/ Derek Chalmers
Name of Employee:	Derek Chalmers
Date:	July 2, 2004

Exhibit B

CARA THERAPEUTICS, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Cara Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employment, Confidential Information, Invention Assignment and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not solicit, induce, recruit or encourage any of the Company’s employees to leave their employment.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

Exhibit C

CARA THERAPEUTICS, INC.

CONFLICT OF INTEREST GUIDELINES

It is the policy of Cara Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

1.       Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information, Invention Assignment and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2.       Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.       Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.       Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.       Initiating or approving any form of personal or social harassment of employees.

6.       Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.       Borrowing from or lending to employees, customers or suppliers.

8.       Acquiring real estate of interest to the Company.

9.       Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10.       Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11.       Making any unlawful agreement with distributors with respect to prices.

12.       Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13.       Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.